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                                                                    EXHIBIT 10.4


                                    AGREEMENT

         THIS AGREEMENT (this "Agreement") is made as of ______________, 1999, by and among HALLWOOD ENERGY PARTNERS, L.P., a Delaware limited partnership (the "Partnership"),, HALLWOOD CONSOLIDATED RESOURCES CORPORATION, a Delaware corporation ("HCRC"), Hallwood Energy Corporation, a Delaware corporation ("HEC") and ________________, an individual (the "Holder").

         WHEREAS, HEP, HCRC and HEC are parties to that certain Merger and Asset Contribution Agreement (the "Merger Agreement"), dated as of December 15, 1998, as amended as of March 9, 1999 and _________, 1999.

         WHEREAS, Sections 3.3 and 4.3 of the Merger Agreement provide that, simultaneously upon the closing (the "Closing") of the transactions contemplated by the Merger Agreement, all outstanding options for Class A Units and Class C Units (the "HEP Options") of HEP and options for shares of common stock (the "HCRC Common Stock") of HCRC (the "HCRC Options") shall be canceled and the holders thereof shall receive cash consideration (the "Consideration") in exchange therefor;

         WHEREAS, the undersigned Holder holds (i) Options to purchase _____ Class A Units at an exercise price of $ and/or _____ Class C Units at an exercise price of $_____; and (ii) HCRC Options to purchase _____ shares of HCRC Common Stock at an exercise price of $_____ per share and/or _____ shares of HCRC Common Stock at an exercise price of $_____ per share.

         NOW THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, the parties to this Agreement agree as follows:

         1. CANCELLATION OF OPTIONS. The Options held by the holder shall be canceled in exchange for the Consideration as follows: All HEP Options and HCRC Options held by the Holder to purchase Class A Units, Class C Units or HCRC Common Stock shall be canceled and the Holder thereof shall receive an amount in cash equal to the product of (i) the aggregate positive difference between the exercise price (the "Exercise Price") per share of Class A Units, Class C Units and HCRC Common Stock of the Option to purchase Class A Units, Class C Units or HCRC Common Stock, respectively, held by the Holder and the average closing price (the "Closing Price") of the Class A Units, Class C Units or HCRC Common Stock, respectively, on the American Stock Exchange or the Nasdaq National Market for the 30 calendar days preceding the date of the Closing; and (ii) the total number of Class A Units, Class C Units or shares of HCRC Common Stock, respectively, subject to the Option held by the Holder.

         2. ACKNOWLEDGMENT OF CONSIDERATION. The Holder acknowledges that the Consideration to be received by the Holder pursuant to the foregoing Paragraph 1 is in full consideration of the cancellation of all HEP Options and HCRC Options held by such Holder.

         3. SURRENDER OF OPTIONS. Holder agrees that (1) as a condition to such Holder's receipt of the Consideration hereunder, Holder shall surrender to HEP and HCRC the original Option Agreement(s) relating to the HEP Options and HCRC Options for which such Holder is receiving the Consideration; and (2) the Option Agreement(s) shall no longer evidence the right to purchase the Class A Units, Class C Units or shares of HCRC Common Stock covered by such HEP Option or HCRC Option.

         4. GOVERNING LAW This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware without regard its principles of conflicts of laws.

         5. SUCCESSORS AND ASSIGNS All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, heirs, legal representatives, successors and permitted assigns.

         6. COUNTERPARTS This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute but one and



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the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear(s) thereon.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                             HALLWOOD ENERGY PARTNERS, L.P.

                                   By: HEPGP Ltd., general partner

                                   By: Hallwood G.P., Inc., general partner


                                       By:
                                          -----------------------------------
                                               William L. Guzzetti, President

                             HALLWOOD CONSOLIDATED RESOURCES
                             CORPORATION


                             By:
                                ---------------------------------------------

                             HALLWOOD ENERGY CORPORATION


                                       By:
                                          -----------------------------------
                                             William L. Guzzetti, President



                             HOLDER:



                             ------------------------------------------------